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                                                                   EXHIBIT 10(r)

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of September 30, 1999 (this "Agreement"), is between SOUTH HAMPTON REFINING CO., a Texas corporation ("Borrower"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender").

                                R E C I T A L S :

         Borrower has requested that Lender extend credit to Borrower in the form of revolving credit advances and letters of credit which shall not exceed an aggregate principal amount of $2,250,000.00 at any time outstanding. Lender is willing to make such extensions of credit to Borrower upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                   Definitions

         Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Advance" means an advance of funds by Lender to Borrower pursuant to Article II.

                  "Advance Request Form" means a certificate, in substantially the form of Exhibit "D" hereto, properly completed and signed by Borrower requesting an Advance.

                  "Arbitration Agreement" means the Arbitration Agreement executed by Borrower and Guarantor in substantially the form of Exhibit "G" hereto, as the same may be amended, supplemented, or modified.

                  "Authorized Representative" means any officer or employee of Borrower who has been designated in writing by Borrower to Lender to be an Authorized Representative.

                  "Borrowing Base" means, at any particular time, an amount equal to the sum of (a) eighty percent (80%) of Eligible Accounts plus (b) the lesser of (i) fifty percent (50%) of Eligible Inventory or (ii) $750,000.00.



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                  "Borrowing Base Certificate" means a certificate in the form of Exhibit "E" hereto, fully completed and executed by Borrower.

                  "Business Day" means any day on which commercial banks are not authorized or required to close in Houston, Texas.

                  "Capital Expenditures" means all expenditures for assets which, in accordance with GAAP, are required to be capitalized and so shown on the consolidated balance sheet of Guarantor and its Subsidiaries.

                  "Closing Date" means the date on which this Agreement has been executed and delivered by the parties hereto and the conditions set forth in Section 5.1 have been satisfied.

                  "Collateral" has the meaning specified in Section 4.1.

                  "Commitment" means the obligation of Lender to make Advances and issue Letters of Credit hereunder in an aggregate principal amount at any time outstanding up to but not exceeding $2,250,000.00.

                  "Current Assets" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Guarantor and its Subsidiaries.

                  "Current Liabilities" means, at any particular time, all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Guarantor and its Subsidiaries; provided, however, that the maturities of the indebtedness evidenced by the Note shall not constitute Current Liabilities.

                  "Current Ratio" means the ratio of Current Assets to Current Liabilities.

                  "Debt" means for any Person (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (d) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (f) any obligation to redeem or repurchase any of such Person's capital stock, warrants, or stock equivalents.



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                  "Default Rate" means the lesser of (a) the sum of the Prime
         Rate in effect from day to day plus five percent (5.0%) or (b) the Maximum Rate.

                  "EBITDA" means for Guarantor and its Subsidiaries, on a consolidated basis, the sum of (a) Net Income, plus (b) depreciation, amortization and other non cash charges, plus (c) interest expense, plus (d) taxes.

                  "Eligible Accounts" means the aggregate of all accounts receivable of Borrower that are acceptable to Lender in its sole discretion and satisfy the following conditions: (a) are due and payable within sixty (60) days; (b) have been outstanding less than ninety (90) days past the original date of invoice; (c) have arisen in the ordinary course of business from services performed by Borrower to or for the account debtor or the sale by Borrower of goods in which Borrower had sole ownership where such goods have been shipped or delivered to the account debtor; (d) represent complete bona fide transactions which require no further act under any circumstances on the part of Borrower to make such accounts receivable payable by the account debtor; (e) the goods the sale of which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (f) the goods the sale of which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of Lender created by the Loan Documents; (g) are not subject to any provisions prohibiting assignment or requiring notice of or consent to such assignment; (h) are subject to a perfected, first priority security interest in favor of Lender and are not subject to any other Lien; (i) are not subject to setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods of sale which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost, or damaged; (j) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs; (k) are not evidenced by chattel paper or any instrument of any kind; (l) (i)are owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State thereof, (ii) are owed by a Person listed on Exhibit "H"



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         hereto, (iii) are owed by a Person that is a citizen of or organized under the laws of Canada or any province thereof and the unsecured debt of such Person is rated at least BBB- by Standard & Poor's Ratings Group ("S&P") or Baa3 by Moody's Investors Service, Inc. ("Moody's"), or (iv) are owed by a Person that is a citizen of or organized under the laws of Canada or any province thereof and such Person is a Subsidiary of a Person whose unsecured debt is rated at least BBB- by S&P or Baa3 by Moody's, and in any case, are not owed by any Person organized under the laws of a jurisdiction located outside of the United States of America or Canada; (m) if any accounts receivable are owed by the United States of America or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act shall have been complied with; and (n) are not owed by an affiliate of Borrower. No account receivable owed by an account debtor to Borrower shall be included as an Eligible Account if more than twenty percent (20%) of the balances then outstanding on accounts receivable owed by such account debtor and its affiliates to Borrower have remained unpaid for more than eighty-nine (89) days from the dates of their original invoices. The amount of any Eligible Accounts owed by an account debtor to Borrower shall be reduced by the amount of all "contra accounts" and other obligations owed by Borrower to such account debtor. In the event that at any time the accounts receivable from any account debtor and its affiliates to Borrower exceed twenty percent (20%) of the accounts receivable of Borrower, the accounts receivable from such account debtor and its affiliates shall not constitute Eligible Accounts to the extent to which such accounts receivable exceed twenty percent (20%) of the accounts receivable of Borrower.

                  "Eligible Inventory" means, at any time, all inventory of natural gasoline and finished plant products then owned by (and in the possession or under the control of) Borrower and held for sale or disposition in the ordinary course of Borrower's business, in which Lender has a perfected, first priority security interest, valued at the lower of actual cost or fair market value. Eligible Inventory shall not include (a) inventory that has been shipped or delivered to a customer on consignment, a sale or return basis, or on the basis of any similar understanding (b) inventory with respect to which a claim exists disputing Borrower's title to or right to possession of such inventory,
         (c) inventory that is not in good condition or does not comply with any applicable laws, rules, or regulations or the standards imposed by any governmental authority with respect to its manufacture, use, or sale, and (d) inventory that Lender, in its sole discretion, has determined to be unmarketable.

                  "Environmental Laws" means any and all federal, state and local laws, regulations, and requirements pertaining to



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         health, safety, or the environment, including, without limitation, the
         Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.,the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower or any Subsidiary or any of their respective properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                  "Event of Default" has the meaning specified in Section 10.1.

                  "Field Audits" means audits, verifications and inspections of the accounts receivable and inventory of Borrower, conducted by an independent third Person selected by Lender.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                  "Guarantor" means Texas Oil & Chemical Co. II, Inc., a Texas corporation, and its successors and assigns.

                  "Guaranty" means the Guaranty Agreement executed by Guarantor in favor of Lender in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented or modified from time to time.

                  "Hazardous Substance" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.



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                  "Letter of Credit" means any letter of credit issued by Lender for the account of Borrower pursuant to Article II.

                  "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit.

                  "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                  "Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or any Obligated Party and its Subsidiaries, taken as a whole, (b) the ability of Borrower to pay the Obligations or the ability of Borrower or any Obligated Party to perform its respective obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents, or the rights or remedies of Lender hereunder or thereunder.

                  "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to Lender for the purposes of determining the Maximum Rate, Lender elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right Lender may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

                  "Net Income" means, with respect to Guarantor and its Subsidiaries for any period, the consolidated net income (or loss) of Guarantor and its Subsidiaries for such period, calculated in accordance with GAAP.



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                  "No Default Certificate" means a certificate in the form of
         Exhibit "F" hereto, fully completed and executed by Borrower.

                  "Note" means the promissory note executed by Borrower payable to the order of Lender, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

                  "Obligated Party" means Guarantor and any other Person who is or becomes party to any agreement pursuant to which such Person guarantees or secures payment and performance of the Obligations or any part thereof.

                  "Obligations" means all obligations, indebtedness, and liabilities of Borrower to Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of Borrower under this Agreement and the other Loan Documents (including, without limitation, all of Borrower's contingent reimbursement obligations in respect of Letters of Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                  "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

                  "Prime Rate" means that variable rate of interest per annum established by Lender from time to time as its prime rate which shall vary from time to time. Such rate is set by Lender as a general reference rate of interest, taking into account such factors as Lender may deem appropriate, it being understood that many of Lender's commercial or other loans are priced to relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

                  "Regulatory Change" means, with respect to Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System, or any interpretations, directives, or requests applying to a class of banks including Lender) of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.



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                  "Security Agreement" means the Security Agreement executed by
         Borrower in favor of Lender in substantially the form of Exhibit "B" hereto, as the same may be amended, supplemented or modified.

                  "Subordinated Debt" means Debt of Guarantor and its Subsidiaries, the payment of which is subordinated to the payment of the Obligations upon terms, and by a document, in form and substance satisfactory to Lender in its sole discretion.

                  "Subsidiary" means any Person of which or in which the Borrower and its other Subsidiaries own or control, directly or indirectly, fifty percent (50%) or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the directors or equivalent body of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization.

                  "Tangible Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Guarantor and its Subsidiaries, plus Subordinated Debt; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of Guarantor appear as an asset on Guarantor's or any Subsidiary's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of Guarantor or any Subsidiary or any affiliate, and (f) all other assets which are properly classified as intangible assets.

                  "Termination Date" means 11:00 a.m., Houston, Texas time on May 31, 2001, or such earlier date on which the Commitment terminates as provided in this Agreement.

                  "Unmatured Event of Default" means the occurrence of an event or the existence of a condition which, with the giving of notice or the passage of time would constitute an Event of Default.

         Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import



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referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.


                                   ARTICLE II.

                         Advances and Letters of Credit

         Section 2.1. Advances. Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Advances to Borrower from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Commitment; provided that the aggregate amount of all Advances at any time outstanding shall not exceed the lesser of (a) the Commitment minus the outstanding Letter of Credit Liabilities or (b) the Borrowing Base minus the outstanding Letter of Credit Liabilities. Lender shall have no obligation to make any Advance if an Event of Default or an Unmatured Event of Default has occurred and is continuing. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2. The Note. The obligation of Borrower to repay the Advances shall be evidenced by the Note executed by Borrower, payable to the order of Lender, in the principal amount of the Commitment.

         Section 2.3. Repayment of Advances. Borrower shall repay the unpaid principal amount of all Advances on the earlier of (a) the Termination Date or
(b) such other dates on which the Advances are or may be required to be paid pursuant to this Agreement.

         Section 2.4. Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the sum of the Prime Rate in effect from day to day plus one-half of one percent (.50%), and each change in the rate of interest charged on the Advances shall become effective, without notice to Borrower, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the



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aggregate amount of interest actually accrued on the Advances equals the amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. Accrued and unpaid interest on the Advances shall be payable on the first day of each month commencing on November 1, 1999, and on the earlier of the Termination Date or any other date on which the principal amount of the Advances is paid (whether as a result of optional or mandatory prepayment or acceleration). If an Event of Default has occurred and is continuing, all principal of the Advances and all past due interest thereon shall bear interest at the Default Rate.

         Section 2.5. Requests for Advances. Borrower shall give Lender notice of each requested Advance by delivery to Lender of an Advance Request Form executed by an Authorized Representative, properly completed and containing the information required therein. Borrower may transmit Advance Request Forms by fax, provided that Borrower holds Lender harmless with respect to actions taken by Lender based upon Advance Request Forms sent by fax. Prior to making any Advance, Lender may require that Borrower deliver a Borrowing Base Certificate dated a recent date acceptable to Lender. Assuming that each Advance Request Form or request for Advance is in proper form, if Lender receives an Advance Request Form or request for Advance prior to 1:00 p.m. on any Business Day, Lender will make the requested Advance on the same Business Day, and if Lender receives an Advance Request Form or request for Advance after 1:00 p.m., Lender will make the requested Advance on the next Business Day.

         Section 2.6. Use of Proceeds. The proceeds of Advances shall be used for working capital purposes.

         Section 2.7. Mandatory Prepayment. If at any time the outstanding principal amount of the Advances plus the Letter of Credit Liabilities exceeds the Borrowing Base, Borrower shall immediately prepay the outstanding Advances by the amount of the excess plus accrued and unpaid interest on the amount so prepaid or, if no (or insufficient) Advances are outstanding, Borrower shall immediately pledge to Lender cash or cash equivalent investments in an amount equal to the excess as security for the Obligations.

         Section 2.8. Unused Commitment Fee; Reduction or Termination of Commitment. Borrower agrees to pay to Lender a commitment fee on the average daily unused portion of the Commitment, from and including the Closing Date to and including the Termination Date, at the rate of one-fourth of one percent (.25%) per annum based on a 365 day year and the actual number of days elapsed, payable on the first day of each month, commencing on November 1, 1999, and on the Termination Date. For the purpose of calculating the commitment fee hereunder, the Commitment shall be deemed utilized by the amount of all outstanding Advances and



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Letter of Credit Liabilities. Borrower shall have the right at any time to terminate in whole or from time to time to irrevocably reduce in part the Commitment upon at least three (3) Business Days prior notice to Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction; provided, however, the Commitment shall never be reduced below an amount equal to the outstanding Letter of Credit Liabilities. Simultaneously with giving such notice, Borrower shall prepay the amount by which the unpaid principal amount of the Advances plus the outstanding Letter of Credit Liabilities exceeds the Commitment (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Commitment may not be reinstated after it has been terminated or reduced.

         Section 2.9. Facility Fee. Borrower agrees to pay to Lender a facility fee in the amount of $11,250.00 on the Closing Date. Such facility fee shall be fully earned when paid.

         Section 2.10. Letters of Credit. Subject to the terms and conditions of this Agreement, Lender agrees to issue one or more Letters of Credit for the account of Borrower from time to time from the date hereof to and including the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the least of (a) $500,000.00, (b) an amount equal to the Commitment minus the outstanding Advances, or (c) the Borrowing Base minus the outstanding Advances. Each Letter of Credit shall have an expiration date which shall not be more than one hundred eighty (180) days from the date of issuance of such Letter of Credit, shall have an expiration date which is at least one (1) Business Day prior to the Termination Date, shall be payable in United States dollars, shall support a transaction that is entered into in the ordinary course of Borrower's business, and shall otherwise be satisfactory in form and substance to Lender. No Letter of Credit shall require any payment by Lender to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to Lender.

         Section 2.11. Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued upon receipt by Lender of written notice from an Authorized Representative requesting the issuance of such Letter of Credit, which notice shall be received by Lender at least three (3) Business Days prior to the requested date of issuance of such Letter of Credit. Such notice shall be accompanied by Lender's standard application for issuance of Letters of Credit (commercial or standby) as then in effect and such other documents and instruments as Lender may require. Such notice and application (both front and back sides) may be sent by fax, provided that Borrower holds Lender harmless with respect to actions taken by Lender based upon notices and applications sent by fax. Each request for a Letter of Credit shall constitute a



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representation by Borrower to Lender as to each of the matters set forth in the
Borrowing Base Certificate, including representations that (a) the sum of (i) the outstanding Advances plus (ii) the Letter of Credit Liabilities plus (iii) the face amount of the requested Letter of Credit does not exceed the lesser of the Borrowing Base or the Commitment, and (b) no Event of Default exists. Prior to Issuing any Letter of Credit, Lender may request a Borrowing Base Certificate from Borrower dated of a recent date acceptable to Lender evidencing that the statements contained in the preceding sentence are correct.

         Section 2.12. Payments Constitute Advances. Each payment by Lender pursuant to a drawing under a Letter of Credit shall constitute and be deemed an Advance by Lender to Borrower under the Note and this Agreement as of the day and time such payment is made by Lender and in the amount of such payment.

         Section 2.13. Letter of Credit Fees. Borrower shall pay to Lender a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to the greater of (a) one and one-fourth percent (1.25%) per annum of the stated amount of such Letter of Credit for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed, and (b) $300.00. In addition, Borrower shall pay to Lender (a) at the time of issuance of any Letter of Credit, all out-of-pocket costs incurred by Lender in connection with the issuance of such Letter of Credit (b) upon the payment of any Letter of Credit, all applicable payment fees, and (c) upon the amendment (including the extension) of any Letter of Credit, all applicable amendment fees.

         Section 2.14. Obligations Absolute. The obligations of Borrower under this Agreement and the other Loan Documents, including without limitation the obligation of Borrower to reimburse Lender for payment of drawings under any Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, (b) the existence of any claim, set-off, counterclaim, defense or other rights which Borrower, any Obligated Party or any other Person may have at any time against any beneficiary of any Letter of Credit, Lender, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction, (c) if any statement, draft or other document presented under any Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect whatsoever, (d) payment by Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit in a manner which is not material, (e) any amendment or waiver of, or any consent to departure from, any Loan Document or (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 2.15. Limitation of Liability. Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither Lender or any of its officers, employees or directors shall have any responsibility or liability to Borrower or any other Person for (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by Lender, (b) errors, omissions, interruptions or delays in transmission or delivery of any messages, (c) the validity, sufficiency or genuineness of any draft or other document, or any endorsement thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Lender to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit in a respect which is not material or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, Lender shall be liable to Borrower to the extent of any direct, but not consequential, damages suffered by Borrower which Borrower proves in a final nonappealable judgment were caused by (i) Lender's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) Lender's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit.

         Section 2.16. Provisions Regarding Electronic Issuance of Letters of Credit. Lender may adopt procedures pursuant to which Borrower may request the issuance of Letters of Credit by electronic means and Lender may issue Letters of Credit based on such electronic requests. Such procedures may include the entering by Borrower into the Letter of Credit Applications electronically. All the procedures, actions and documents referred to in the two preceding sentences are referred to as "Electronic Applications". Borrower holds Lender harmless with respect to actions taken by Lender based upon Electronic Applications. Borrower further agrees to be bound by all the terms and provisions contained in the Letter of Credit Applications, including, without limitation, the terms and provisions of the Letter of Credit Applications contained on the reverse side of the paper copies thereof, including the release and indemnification provisions contained therein.


                                  ARTICLE III.

                                    Payments

         Section 3.1. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement, the Note or any other Loan Documents shall be made to Lender at its designated office, without setoff, deduction, or counterclaim in immediately available funds. Whenever any payment under this Agreement, the Note or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension.

         Section 3.2. Voluntary Prepayment. Borrower may prepay the Note in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid.

         Section 3.3. Computation of Interest. Interest on the indebtedness evidenced by the Note shall be computed on the basis of a year of 360 days and the actual number of day elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 3.4. Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or Lender's Commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to Lender of issuing or maintaining any Letter of Credit or its Commitment to issue Letters of Credit hereunder or reduce any amount receivable by Lender hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by Lender, Borrower agrees to pay to Lender from time to time as specified by Lender, such additional amounts as shall be sufficient to compensate Lender for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by Lender, submitted by Lender to

Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.


                                   ARTICLE IV.

                                   Collateral

         Section 4.1. Collateral. To secure full and complete payment and performance of the Obligations, Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein and in this Section 4.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) Borrower shall grant to Lender a first priority security interest in all of its accounts receivable and inventory, and all documents, instruments and general intangibles related thereto or arising therefrom, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement.

                  (b) Borrower shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

         Section 4.2. Setoff. Upon the occurrence of an Event of Default, Lender shall have the right to set off and apply against the Obligations in such a manner as Lender may determine, at any time and without notice to Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Borrower whether or not the Obligations are then due. In addition to Lender's right of setoff and as further security for the Obligations, Borrower hereby grants to Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of Borrower now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Borrower. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which Lender may have.

         Section 4.3. Guaranty Agreement. Guarantor shall unconditionally and irrevocably guarantee payment and performance of the Obligations by execution and delivery of the Guaranty Agreement.

                                   ARTICLE V.

                              Conditions Precedent

         Section 5.1. Initial Extension of Credit. The obligation of Lender to make the initial Advance or issue the initial Letter of Credit is subject to the condition precedent that prior thereto Lender shall have received all of the documents set forth below in form and substance satisfactory to Lender.

                  (a) Certificate - Borrower. A certificate of the Secretary of Borrower or another officer of Borrower acceptable to Lender certifying
         (i) resolutions of the board of directors of Borrower which authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or is to be a party, and (ii) the names of the officers of Borrower authorized to sign this Agreement and each of the other Loan Documents to which Borrower is or is to be a party together with specimen signatures of such officers.

                  (b) Organizational Documents - Borrower. The articles of incorporation and bylaws of Borrower certified by the Secretary of Borrower or another officer of Borrower acceptable to Lender.

                  (c) Governmental Certificates - Borrower. Certificates of the appropriate government officials of the state of incorporation of Borrower as to the existence and good standing of Borrower.

                  (d) Certificate - Guarantor. A certificate of the Secretary of Guarantor or another officer of Guarantor acceptable to Lender certifying (i) resolutions of the Board of Directors of Guarantor which authorize the execution, delivery and performance by Guarantor of the Guaranty and the other Loan Documents to which Guarantor is or is to be a party, and (ii) the names of the officers of Guarantor authorized to sign the Guaranty and each of the other Loan Documents to which Guarantor is or is to be party together with specimen signatures of such officers.

                  (e) Organizational Documents - Guarantor. The articles of incorporation and bylaws of Guarantor certified by the Secretary of Guarantor or another officer of Guarantor acceptable to Lender.

                  (f) Governmental Certificates - Guarantor. Certificates of the appropriate government officials of the state of incorporation of Guarantor as to the existence and good standing of Guarantor.

                  (g) Note. The Note executed by Borrower.

                  (h) Security Agreement. The Security Agreement executed by Borrower.

                  (i) Financing Statements. Uniform Commercial Code financing statements executed by Borrower.

                  (j) Guaranty Agreement. The Guaranty Agreement executed by Guarantor.

                  (k) Facility Fee. The facility fee referred to in Section 2.9.

                  (l) Insurance Policies. Copies of all insurance policies required by Section 7.5, together with loss payable endorsements in favor of Lender with respect to all insurance policies covering Collateral.

                  (m) UCC Search. A Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrower in Harris County, Texas and Hardin County, Texas and the office of the Secretary of State of Texas.

                  (n) Field Audit. A Field Audit dated as of a current date.

                  (o) Environmental Reports. Such environmental reports and other analysis of environmental matters as Lender may request.

                  (p) Opinion of Counsel. An opinion of Bernsen, Goodson, Mann & Rothman, L.L.P., legal counsel to Borrower and Guarantor.

                  (q) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 11.1, to the extent incurred, have been paid in full by Borrower.

                  (r) Additional Documentation. Such additional approvals, opinions or documents as Lender may reasonably request.

         Section 5.2. All Extensions of Credit. The obligation of Lender to make any Advance or issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to receipt by Lender of the items required by Section 2.5 or 2.11, as applicable, and such additional approvals, opinions or documents as Lender may reasonably request.

                                   ARTICLE VI.

                         Representations and Warranties

         To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender that:

         Section 6.1. Corporate Existence. Borrower, Guarantor and each Subsidiary (a) are corporations duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation, (b) have all requisite corporate power and authority to own their assets and carry on their business as now being or as proposed to be conducted and (c) are qualified to do business in all jurisdictions necessary and where failure to so qualify would have a Material Adverse Effect. Borrower has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 6.2. Financial Statements. Borrower has delivered to Lender audited consolidated financial statements of Guarantor and its Subsidiaries as at and for the fiscal year ended December 31, 1998, and unaudited consolidated financial statements of Guarantor and its Subsidiaries (including Borrower) for the seven (7) month period ended July 31, 1999. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Guarantor and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Guarantor nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no Material Adverse Effect since the effective date of the most recent financial statements referred to in this Section.

         Section 6.3. Corporate Action; No Breach. The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party have been duly authorized by all requisite action on the part of Borrower and do not and will not violate or conflict with the articles of incorporation or bylaws of Borrower or any law, rule or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in this Agreement) upon any of the revenues or assets of Borrower or any Subsidiary pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Borrower or any Subsidiary or any of their respective properties is bound.

         Section 6.4. Operation of Business. Borrower, Guarantor and each Subsidiary possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted.

         Section 6.5. Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any court, governmental authority, or arbitrator pending, or to the knowledge of Borrower, threatened against or affecting Borrower, Guarantor or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against Borrower, Guarantor or any Subsidiary.

         Section 6.6. Rights in Properties; Liens. Borrower, Guarantor and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties, assets or leasehold interests of Borrower, Guarantor or any Subsidiary is subject to any Lien, except as permitted by this Agreement.

         Section 6.7. Enforceability. This Agreement constitutes, and the other Loan Documents to which Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

         Section 6.8. Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

         Section 6.9. Debt. Borrower and its Subsidiaries have no Debt except Debt to Lender and other Debt permitted pursuant to Section 8.1.

         Section 6.10. Use of Proceeds; Margin Securities. None of Borrower, Guarantor or any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 6.11. ERISA. Borrower, Guarantor and each Subsidiary have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions that would give rise to liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any employee benefit plan that might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

         Section 6.12. Taxes. Borrower, Guarantor and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and have paid all of their liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and Borrower knows of no pending investigation of Borrower, Guarantor or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Borrower, Guarantor or any Subsidiary.

         Section 6.13. Disclosure. There is no fact known to Borrower which has a Material Adverse Effect, or which might in the future have a Material Adverse Effect that has not been disclosed in writing to Lender.

         Section 6.14. Subsidiaries. Borrower has no Subsidiaries other than Gulf State Pipe Line Company, Inc. Borrower owns one hundred percent (100%) of the issued and outstanding stock of such Subsidiary.

         Section 6.15. Compliance with Laws. None of Borrower, Guarantor or any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator.

         Section 6.16. Compliance with Agreements. None of Borrower, Guarantor or any Subsidiary is in violation in any material respect of any material document, agreement, contract or instrument to which it is a party or by which it or its properties are bound.

         Section 6.17. Environmental Matters. Except as disclosed in Guarantors audited financial statements dated December 31, 1998, (a) Borrower, Guarantor and each Subsidiary, and their respective properties are in compliance with all applicable Environmental Laws and none of Borrower, Guarantor or any Subsidiary is subject to any liability or obligation for remedial action thereunder; (b) there is no pending or threatened investigation or inquiry by any governmental authority of Borrower, Guarantor or any Subsidiary, or any of their respective properties pertaining to any Hazardous Substance; (c) except in the ordinary course of business and in compliance with all Environmental Laws, there are no Hazardous Substances located on or under any of the properties of Borrower, Guarantor or any Subsidiary; and (d) except in the ordinary course of business and in compliance with all Environmental Laws, none of Borrower, Guarantor or any Subsidiary has caused or permitted any Hazardous Substance to be disposed of on or under or released from any of its properties. Borrower, Guarantor and each Subsidiary have obtained all permits, licenses, and authorizations which are required under and by all Environmental Laws.

         Section 6.18. Year 2000. All material software, hardware and critical systems used by Borrower, Guarantor and their Subsidiaries in the conduct of Borrower's, Guarantor's and such Subsidiaries' business ("Borrower's Computer Items") will record, store, process and present calendar dates falling on or after January 1, 2000, and all information pertaining to such dates, in the same manner and with the same functionality as Borrower's Computer Items record, store, process and present calendar dates falling on or before December 31, 1999, and all information pertaining to such dates. Borrower's Computer Items have all appropriate capability and compatibility for handling century-aware or year 2000 compliant data. The data related user interface functions, data fields and data related program instructions and functions of Borrower's Computer Items include the indication of the century.

         Section 6.19. Solvency. Borrower and its Subsidiaries, on a consolidated basis, are not insolvent, Borrower's and its Subsidiaries' assets, on a consolidated basis, exceed their liabilities, and Borrower will not be rendered insolvent by the execution and performance of this Agreement and the Loan Documents.

         Section 6.20. Investment Company Act. None of Borrower, Guarantor or any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


                                  ARTICLE VII.

                              Affirmative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

         Section 7.1. Reporting Requirements. Borrower will deliver to Lender:

                  (a) Annual Financial Statements - Guarantor. As soon as available, and in any event within one hundred fifty (150) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1999, a copy of the annual audited financial statements of Guarantor and its Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of stockholders' equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and audited and certified without qualification by independent certified public accountants of recognized standing acceptable to Lender, and containing a footnote to the effect that at least ninety-five percent (95%) of the reported financial results are attributable to Borrower.

                  (b) Quarterly Financial Statements - Guarantor. As soon as available, and in any event within seventy-five (75) days after the end of each quarter of each fiscal year of Guarantor, a copy of the financial statements of Guarantor and its Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of stockholders' equity and cash flows in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an officer of Guarantor acceptable to Lender to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Guarantor and its Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein, and containing a footnote to the effect that at least ninety-five percent (95%) of the reported financial results are attributable to Borrower.

                  (c) No Default Certificate. Concurrently with the delivery of each of the financial statements referred to in Sections 7.1(a) and 7.1(b), a No Default Certificate as of the date of such financial statements executed by an officer of Borrower acceptable to Lender containing detailed calculations of the covenants contained in Article IX.

                  (d) Borrowing Base Certificate. As soon as available, and in any event within five (5) days after the end of each month of each fiscal year of Borrower, a Borrowing Base Certificate as of the last day of such month certified by an officer of Borrower acceptable to Lender.

                  (e) Monthly Accounts Receivable Reports. As soon as available, and in any event within five (5) days after the end of each month of each fiscal year of Borrower, accounts receivable reports for Borrower as of the last day of such month certified by an officer of Borrower acceptable to Lender, and showing all accounts receivable by customer name, amount owing to Borrower and the age of the receivable.

                  (f) Inventory Report. As soon as available, and in any event within five (5) days after the end of each month of each fiscal year of Borrower, an inventory report as of the end of such month certified by an officer of Borrower acceptable to Lender, and showing all inventory by product type, volume and value.

                  (g) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting Borrower, Guarantor or any Subsidiary which could have a Material Adverse Effect.

                  (h) Judgments. Within five (5) days of the rendering thereof, notice of any judgment against Borrower, Guarantor or any Subsidiary in an amount which is more than $25,000.00.

                  (i) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or event and the action which Borrower has taken and proposes to take with respect thereto.

                  (j) Notice of Material Adverse Effect. As soon as possible, and in any event within five (5) days after Borrower becomes aware thereof, notice of the occurrence of any event or the existence of any condition which might reasonably be expected to have a Material Adverse Effect.

                  (k) General Information. Promptly, such other information concerning Borrower, Guarantor or any Subsidiary as Lender may from time to time reasonably request.

         Section 7.2. Maintenance of Existence; Conduct of Business. Borrower will preserve and maintain, and will cause Guarantor and each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business.

         Section 7.3. Maintenance of Properties. Borrower will maintain, and will cause Guarantor and each Subsidiary to maintain, its assets and properties in good condition and repair.

         Section 7.4. Taxes and Claims. Borrower will pay or discharge, and will cause Guarantor and each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that none of Borrower, Guarantor, or any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge with respect to which no Lien has been filed of record and which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 7.5. Insurance. Borrower will maintain, and will cause Guarantor and each Subsidiary to maintain, with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance, and insurance on its property, assets and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses. Each insurance policy covering Collateral shall name Lender as lender loss payee and provide that such policy will not be cancelled without thirty (30) days prior written notice to Lender.

         Section 7.6. Inspection; Field Audits. At any reasonable time and from time to time, Borrower will permit, and will cause Guarantor and each Subsidiary to permit, representatives of the Lender:

                  (a) To examine and make copies of the books and records of, and visit and inspect the properties or assets of Borrower, Guarantor and any Subsidiary and to discuss the business, operations, and financial condition of any such Persons with their respective officers and employees and with their independent certified public accountants; and

                  (b) At the expense of Borrower, to conduct Field Audits once during each fiscal year of Borrower.

         Section 7.7. Keeping Books and Records. Borrower will maintain, and will cause Guarantor and each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 7.8. Compliance with Laws. Borrower will comply, and will cause Guarantor and each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders of any court, governmental authority, or arbitrator.

         Section 7.9. Compliance with Agreements. Borrower will comply, and will cause Guarantor and each Subsidiary to comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 7.10. Further Assurances. Borrower will execute and deliver, and will cause Guarantor and each Subsidiary to execute and deliver, such further instruments as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the Collateral.

         Section 7.11. ERISA. Borrower will comply, and will cause Guarantor and each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

         Section 7.12. Continuity of Operations. Borrower will continue to conduct, and will cause each of its Subsidiaries to continue to conduct, its primary businesses as conducted as of the Closing Date and to continue its operations in such businesses.

         Section 7.13. Year 2000. Within thirty (30) days of any request therefor by Lender, Borrower will deliver to Lender a statement from a Person acceptable to Lender to the effect that Borrower's Computer Items comply with the representations contained in Section 6.18.


                                  ARTICLE VIII.

                               Negative Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will perform and observe the covenants set forth below, unless Lender shall otherwise consent in writing.

         Section 8.1. Debt. Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except (a) Debt to Lender, (b) Debt existing on the Closing Date which has been specifically approved by Lender, (c) Debt incurred in connection with obtaining insurance, (d) current liabilities for taxes and assessments incurred in the ordinary course of business, and (e) long term debt to fund plant expansion which has been specifically approved by Lender prior to the incurrence thereof.

         Section 8.2. Limitation on Liens. Borrower will not incur, create, assume or permit to exist, and will not permit any Subsidiary to incur, create, assume or permit to exist, any Lien upon any of its accounts receivable or inventory, or any documents, instruments and general intangibles related thereto or arising therefrom, whether now owned or hereafter acquired, except Liens in favor of Lender.

         Section 8.3. Mergers, Acquisitions, Dissolutions and Disposition of Assets. Borrower will not, and will not permit Guarantor or any Subsidiary to,
(a) become a party to a merger, consolidation, partnership or joint venture or purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person,
(b) dissolve or liquidate, (c) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, except dispositions of plant products (inventory) in the ordinary course of business, (d) create any new Subsidiary, or (e) enter into any agreement to do any of the foregoing. Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its assets, except (a) sales of plant products (inventory) in the ordinary course of business, and (b) sales of obsolete or worn out equipment in the ordinary course of business.

         Section 8.4. Restricted Payments. Borrower will not declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, except for (a) dividends payable in the form of common stock, and (b) if no Event of Default or Unmatured Event of Default has occurred and is continuing, dividends payable in cash with respect to any fiscal quarter of Borrower which do not, in the aggregate, exceed the lesser of (i) $150,000.00 or (ii) fifty percent (50%) of EBITDA minus interest expense for the quarter with respect to which such dividends are paid.

         Section 8.5. Loans and Advances. Borrower will not make, and will not permit Guarantor or any Subsidiary to make, any advance, loan or extension of credit to any Person, including any employee, officer or director of Borrower, Guarantor or any Subsidiary, except (a) loans and advances which exist on the Closing Date and which have been specifically approved by Lender, (b) loans and advances which do not exceed an aggregate principal amount of $100,000.00 outstanding at any time, and (c) loans and advances which have been specifically approved by Lender prior to the funding thereof.

         Section 8.6. Bonuses. Borrower will not pay, and will not permit Guarantor or any Subsidiary to pay, to any Person any bonus or other form of cash compensation in addition to salary, unless (a) such bonuses do not exceed an aggregate amount of $200,000.00 with respect to any fiscal quarter of Borrower, (b) immediately preceding the payment of any such bonus, no Event of Default or Unmatured Event of Default exists, and (c) immediately following the payment of any such bonus Borrower would be in compliance with

Section 9.3 for the fiscal quarter with respect to which such bonus was paid and no Event of Default or Unmatured Event of Default would arise as a result of the payment of such bonus.

         Section 8.7. Investments. Borrower will not make, and will not permit Guarantor or any Subsidiary to make, any loan, extension of credit or capital contribution to or investment in, or purchase, or permit Guarantor or any Subsidiary to purchase, any stock, bonds, notes, debentures, or other securities of any Person, except (a) readily marketable direct obligations of the United States of America or obligations fully guaranteed by the United States of America, (b) fully insured certificates of deposit with maturities of one year or less from the date of acquisition of Lender or any commercial bank operating in the United States having capital and surplus in excess of $150,000,000.00,
(c) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, (d) investments in hydrocarbon commodity options which do not exceed an aggregate amount of $150,000.00 at any time, and (e) investments made through Lender or its affiliates and approved by Lender.

         Section 8.8. Compliance with Environmental Laws. Except in the ordinary course of business and in accordance with all applicable Environmental Laws, Borrower will not, and will not permit Guarantor or any Subsidiary to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance, (b) generate any Hazardous Substance, (c) conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law.

         Section 8.9. Accounting. Borrower will not make, and will not permit Guarantor or any Subsidiary to make, any change in accounting treatment or reporting practices, except as required by GAAP.

         Section 8.10. Change of Business. Borrower will not enter into, or permit any Subsidiary to enter into, any type of business which is materially different from the business in which Borrower or such Subsidiary is presently engaged.

                                   ARTICLE IX.

                               Financial Covenants

         Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrower will cause Guarantor to observe and perform the following financial covenants set forth below, unless Lender shall otherwise consent in writing.

         Section 9.1. Current Ratio. Guarantor will at all times maintain a Current Ratio of not less than 1.10 to 1.00. The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Guarantor.

         Section 9.2. Tangible Net Worth. Guarantor will maintain Tangible Net Worth (a) in an amount not less than $5,600,000.00 from the Closing Date through September 29, 1999, and (b) as of the last day of each fiscal quarter of Guarantor, commencing with the fiscal quarter ending on September 30, 1999, in an amount not less than the sum of (i) $5,600,000.00 plus (ii) fifty percent (50%) of Net Income of Guarantor subsequent to June 30, 1999. Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Guarantor.

         Section 9.3. EBITDA. Guarantor will at all times maintain EBITDA of not less than $1,500,000.00. EBITDA shall be calculated and tested quarterly as of the last day of each fiscal quarter of Guarantor, on a cumulative basis for the four quarters ended as of such day.

         Section 9.4. Capital Expenditures. Guarantor will not permit the aggregate Capital Expenditures of Guarantor and its Subsidiaries to exceed $2,000,000.00 during any fiscal year.


                                   ARTICLE X.

                                     Default

         Section 10.1. Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) Borrower shall fail to pay when due the Obligations or any part thereof.

                  (b) Any representation or warranty made or deemed made by Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) Borrower or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document and such failure shall continue for a period of seven (7) days.

                  (d) Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                  (f) Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any final, non-appealable attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of $100,000.00 against any of its assets or properties.

                  (g) Borrower, any Subsidiary, or any Obligated Party shall fail to satisfy and discharge promptly any final, non-appealable judgement or judgements against it for the payment of money in an aggregate amount in excess of $100,000.00.

                  (h) Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

                  (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

                  (j) Guarantor shall fail to own at least one hundred percent (100%) of the outstanding voting stock of Borrower.

         Section 10.2. Remedies Upon Default. If any Event of Default shall occur, Lender may do any one or more of the following: (a) declare the outstanding principal of and accrued and unpaid interest on the Note and the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the Commitment without notice to Borrower, (c) foreclose or otherwise enforce any Lien granted to the Lender to secure payment and performance of the Obligations, and (d) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 10.1(d) or Section 10.1(e), the Commitment shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Note and the other Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrower.

         Section 10.3. Performance by Lender. If Borrower shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Lender may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of Borrower under this Agreement or any other Loan Document.


                                   ARTICLE XI.

                                  Miscellaneous

         Section 11.1. Expenses of Lender. Borrower hereby agrees to pay Lender on demand (a) all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of Lender's legal counsel, (b) all reasonable costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of Lender's legal counsel, and (c) all other reasonable costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by an governmental authority or otherwise payable in respect of this Agreement or any other Loan Document or in obtaining any insurance policy, audit or appraisal in respect of the Collateral.

         SECTION 11.2. INDEMNIFICATION. BORROWER HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) (COLLECTIVELY, "CLAIMS") TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF BORROWER OR ANY SUBSIDIARY, (E) ANY ACT OR OMISSION OF LENDER BASED UPON ANY FAX OR ELECTRONIC TRANSMISSION, OR (F) ANY MATTER RELATED TO ANY LETTER OF CREDIT, INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, ANY CLAIM WHICH ARISES AS A RESULT OF THE NEGLIGENCE OF LENDER; PROVIDED, HOWEVER, THAT BORROWER'S INDEMNIFICATION OBLIGATIONS UNDER THIS
SECTION 11.2 SHALL NOT APPLY TO THE EXTENT THAT THE CLAIMS ARISE AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER.

         Section 11.3. Limitation of Liability. Neither Lender nor any affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 11.4. No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 11.5. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without prior written consent of Lender.

         Section 11.6. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrower hereunder, the obligations of Borrower under Sections 11.1 and 11.2 shall survive repayment of the Note and termination of the Commitment and the Letters of Credit.

         Section 11.7. Amendment. The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 11.8. Maximum Interest Rate. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Note; and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the Maximum Rate.

         Section 11.9. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents shall be in writing and may be telexed, telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified below or at such other address as shall be designated by any party listed below in a notice to the other parties listed below given in accordance with this Section.

If to Borrower:            South Hampton Refining Co.
                           7752 FM 418
                           P.O. Box 1636
                           Silsbee, Texas 77656
                           Attention: Nick Carter
                           Telephone No.: 409-385-1400
                           Fax No.: 409-385-2453

If to Guarantor:           Texas Oil and Chemical Company II, Inc.
                           7752 FM 418
                           P.O. Box 1636
                           Silsbee, Texas 77656
                           Attention: Nick Carter
                           Telephone No.: 409-385-1400
                           Fax No.: 409-385-2453

If to Lender:              Southwest Bank of Texas, N.A.
                           Five Post Oak Park
                           4400 Post Oak Parkway
                           Houston, Texas 77027
                           Attention: A. Stephen Kennedy
                           Telephone No.: 713-235-8870
                           Fax No.: 713-439-5925

                  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy (fax), subject to confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Lender pursuant to Article II shall not be effective until received by Lender.

         Section 11.10. Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas and it shall be performable for all purposes in Harris County, Texas. Except as provided in the Arbitration Agreement, any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas, and Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement. Except as provided in the Arbitration Agreement, nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Except as provided in the Arbitration Agreement, any action or proceeding by Borrower against Lender shall be brought only in a court located in Harris County, Texas.

         Section 11.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.12. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 11.13. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 11.14. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 11.15. Consent to Participations. Lender shall have the right at any time and from time to time to sell or transfer one or more participation interests in the Notes and the indebtedness evidenced thereby to one or more purchasers ("Purchasers"), whether related or unrelated to Lender. Lender may provide to any one or more Purchasers or potential Purchasers any information, financial statements, data or knowledge Lender may have about Borrower or about any other matter relating to the Obligations, and Borrower waives any rights to privacy it may have with respect to such matters. Borrower further waives any and all notices of sale of participation interests and notices of repurchases of participation interests. Borrower agrees that the owners of any participation interests will be considered as the absolute owners of their interests in the Obligations and will have all the rights granted under the participation agreements or other agreements governing the sale of their participation interests. Borrower waives all rights of offset or counterclaim that it may now or later have against Lender or against any Purchaser and agrees that either Lender or any Purchaser may enforce Borrower's obligations under the Loan Documents irrespective of the failure or insolvency of any owner of any interest in the Obligations. Borrower further agrees that any Purchaser may enforce its interests irrespective of any claims or defenses that Borrower may have against Lender.

         SECTION 11.16. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       BORROWER:

                                       SOUTH HAMPTON REFINING CO.


                                       By:
                                          --------------------------------
                                          Nick Carter
                                          President



                                       LENDER:

                                       SOUTHWEST BANK OF TEXAS, N.A.


                                       By:
                                          --------------------------------
                                          A. Stephen Kennedy
                                          Vice President

                                LIST OF EXHIBITS


Exhibits                                         Document
--------                                         --------

   A                                             Note

   B                                             Security Agreement

   C                                             Guaranty

   D                                             Advance Request Form

   E                                             Borrowing Base Certificate

   F                                             No Default Certificate

   G                                             Arbitration Agreement

   H                                             Account Debtors

                                 PROMISSORY NOTE


$2,250,000.00                     Houston, Texas              September 30, 1999


         FOR VALUE RECEIVED, the undersigned, SOUTH HAMPTON REFINING CO., a Texas corporation ("Maker"), hereby promises to pay to the order of SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Payee"), at its offices at Five Post Oak Park, 4400 Post Oak Parkway, Houston, Harris County, Texas, in lawful money of the United States of America, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,250,000.00), or so much thereof as may be advanced and outstanding hereunder, together with interest on the outstanding principal balance from day to day remaining, at a varying rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (hereinafter defined) or (b) the Prime Rate (hereinafter defined) of Payee in effect from day to day plus one-half of one percent (.50%), and each change in the rate of interest charged hereunder shall become effective, without notice to Maker, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest rate hereon to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest hereon below the Maximum Rate until the total amount of interest accrued hereon equals the amount of interest which would have accrued hereon if the rate specified in clause (b) preceding had at all times been in effect.

         Principal of and interest on this Note shall be due and payable as follows:

                  (a) Accrued and unpaid interest on this Note shall be payable monthly, on the first (1st) day of each month commencing on November 1, 1999 and upon the maturity of this Note, however such maturity may be brought about; and

                  (b) All outstanding principal of this Note and all accrued interest thereon shall be due and payable on May 31, 2001.

         Principal of this Note shall be subject to mandatory prepayment at the times described in the Agreement (hereinafter defined). If an Event of Default (hereinafter defined) has occurred and is existing, the principal hereof and any past due interest hereon shall bear interest at the Default Rate (hereinafter defined).

         Interest on the indebtedness evidenced by this Note shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         As used in this Note, the following terms shall have the respective meanings indicated below:

                  "Agreement" means that certain Loan Agreement dated as of September 30, 1999 between Maker and Payee, as the same may be amended or modified from time to time.

                  "Default Rate" means the lesser of (a) the sum of the Prime Rate plus five percent (5.0%), or (b) the Maximum Rate.

                  "Event of Default" shall have the meaning given to such term in the Agreement.

                  "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code")(and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to any holder of this Note for the purposes of determining the Maximum Rate, each such holder elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right such holder may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

                  "Prime Rate" shall mean that variable rate of interest per annum established by Payee from time to time as its prime rate which shall vary from time to time. Such rate is set by Payee as a general reference rate of interest, taking into account such factors as Payee may deem appropriate, it being understood that many of Payee's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Payee may make various commercial or other loans at rates of interest having no relationship to such rate.

         This Note (a) is the Note provided for in the Agreement and (b) is secured as provided in the Agreement. Maker may prepay the principal of this Note upon the terms and conditions specified in the Agreement. Maker may borrow, repay, and reborrow hereunder upon the terms and conditions specified in the Agreement.

         Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Maker nor the sureties, guarantors, successors or assigns of Maker shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

         If default occurs in the payment of principal or interest under this Note, or upon the occurrence of any other Event of Default, as such term is defined in the Agreement, the holder hereof may, at its option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without notice, demand or presentment, all of which are hereby waived, and upon such declaration, the same shall become and shall be immediately due and payable, (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker and (d) take any and all other actions available to Payee under this Note, the Agreement, the Loan Documents (as such term is defined in the Agreement) at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default.

         If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE

UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

         Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.


                                    SOUTH HAMPTON REFINING CO.


                                    By:
                                       -----------------------------------------
                                                                     Nick Carter
                                       President

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT dated as of September 30, 1999 (this "Agreement"), is by and between SOUTH HAMPTON REFINING CO., a Texas corporation (the "Debtor") and SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Secured Party").

                                R E C I T A L S:

         A. Debtor and Secured Party have entered into that certain Loan Agreement dated as of September 30, 1999 (such Loan Agreement, as the same may be amended or modified from time to time, is referred to herein as the "Loan Agreement").

         B. Secured Party has conditioned its obligations under the Loan Agreement upon, among other things, the execution and delivery of this Agreement by Debtor.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                Security Interest

         Section 1.01. Security Interest. Debtor hereby grants to Secured Party a security interest in the following property, whether now owned or existing or hereafter arising or acquired and wherever arising or located (such property being hereinafter sometimes called the "Collateral"):

               (a) all of its accounts, accounts receivable, contract rights and general intangibles, and all instruments, documents, chattel paper and funds on deposit with Secured Party arising therefrom, whether now owned or hereafter acquired, including, without limitation, all lease receivables and note receivables, all cash, notes, drafts and acceptances arising therefrom, all returned and repossessed goods arising from or relating to any such accounts, or other proceeds of any sale, lease or other disposition of inventory, and all proceeds (including insurance proceeds) and products thereof; and

               (b) all of its inventory, whether now owned or hereafter acquired, including, without limitation, all of its inventory of natural gasoline and finished plant products and other tangible personal property held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Debtor's trade or business and all additions, accessions, substitutions, attachments and replacements thereto and all contracts with respect thereto and all documents of title evidencing or representing any part thereof and all products and proceeds (including insurance proceeds) thereof.

         Section 1.02. Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the "Obligations"):

               (a) the obligations and indebtedness of Debtor to Secured Party evidenced by that certain promissory note in the original principal amount of $2,250,000.00 dated September 30, 1999, executed by Debtor and payable to the order of Secured Party;

               (b) the obligations and indebtedness of Debtor to Secured Party under the Loan Agreement;

               (c) all future advances by Secured Party to Debtor;

               (d) all costs and expenses, including, without limitation, all attorneys' fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement;

               (e) all other obligations, indebtedness, and liabilities of Debtor to Secured Party, now existing or hereafter arising, regardless of whether such obligations, indebtedness, and liabilities are similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several; and

               (f) all extensions, renewals, and modifications of any of the foregoing.

                                   ARTICLE II

                         Representations and Warranties

         To induce Secured Party to enter into this Agreement and the Loan Agreement, Debtor represents and warrants to Secured Party that:

         Section 2.01. Title. Except for the security interest granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance.

         Section 2.02. Accounts. Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an account, Debtor shall be deemed to have represented and warranted to Secured Party as to each and all of its accounts that (a) each account is genuine and is in all respects what it purports to be, (b) each account represents the legal, valid, and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services by Debtor or the sale or lease of goods by Debtor, (c) the amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts granted in the ordinary course of business, and (d) no account is subject to any offset, counterclaim, or other defense.

         Section 2.03. Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party.

         Section 2.04. Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor listed in the Loan Agreement.

         Section 2.05. Location of Collateral. All inventory of Debtor is located at 7752 FM 418, Silsbee, Texas and FM 92 North, Silsbee, Texas.

                                   ARTICLE III

                                    Covenants

         Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full:

         Section 3.01. Maintenance. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

         Section 3.02. Encumbrances. Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against any lien, security interest, or other encumbrance on the Collateral except the security interest of Secured Party hereunder, and shall defend Debtor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities.

         Section 3.03. Modification of Collateral. Debtor shall do nothing to impair the rights of Secured Party in the Collateral. Without the prior written consent of Secured Party, Debtor shall not grant any extension of time for any payment with respect to the Collateral, or compromise, compound, or settle any of the Collateral, or release in whole or in part any person or entity liable for payment with respect to the Collateral, or allow any credit or discount for payment with respect to the Collateral other than normal trade discounts granted in the ordinary course of business, or release any lien, security interest, or assignment securing the Collateral, or otherwise amend or modify any of the Collateral.

         Section 3.04. Disposition of Collateral. Debtor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party, except Debtor may sell plant products (inventory) in the ordinary course of business.

         Section 3.05. Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement. Debtor shall promptly endorse and deliver to Secured Party all documents, instruments, and chattel paper that it now owns or may hereafter acquire.

         Section 3.06. Risk of Loss; Insurance. Debtor shall be responsible for any loss of or damage to the Collateral. Debtor shall maintain insurance on the Collateral as provided in the Loan Agreement.

         Section 3.07. Inspection Rights. Debtor shall permit Secured Party and its representatives to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor's books and records at any reasonable time and as often as Secured Party may desire.

         Section 3.08. Notification. Debtor shall promptly notify Secured Party of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, and (b) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral.

         Section 3.09. Corporate Changes. Debtor shall not change its name, identity, or corporate structure in any manner that might make any financing statement filed in connection with this Agreement misleading. Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

         Section 3.10. Books and Records; Information. Debtor shall keep accurate and complete books and records of the Collateral and Debtor's business and financial condition in accordance with generally accepted accounting principles consistently applied. Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Debtor as Secured Party may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral. Debtor shall mark its books and records to reflect the security interest of Secured Party under this Agreement.

         Section 3.11. Location of Collateral. Debtor shall not move any of its inventory from the location described in Section 2.05 without the prior written consent of Secured Party.

                                   ARTICLE IV

                             Rights of Secured Party

         Section 4.01. Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, upon the occurrence of an Event of Default, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor:

               (a) to demand, sue for, collect, or receive in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

               (b) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

               (c) to send requests for verification to account debtors and other obligors;

               (d) to notify post office authorities to change the address for delivery of mail of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and

               (e) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;
          (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iv) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (v) to insure, and to make, settle, compromise, or adjust claims under any insurance policy covering any of the Collateral; and (vi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party's security interest therein.

         This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or lien given to secure the Collateral.

         Section 4.02. Performance by Secured Party. If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the expenses of Secured Party, together with interest thereon at the maximum nonusurious per annum rate permitted by applicable law, shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

         Section 4.03. Assignment by Secured Party. Secured Party may from time to time assign the Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

                                    ARTICLE V

                                     Default

         Section 5.01. Events of Default. The term "Event of Default" shall mean an Event of Default as defined in the Loan Agreement.

         Section 5.02. Rights and Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies:

               (a) Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor; provided, however, that upon the occurrence of an Event of Default under Section 10.1(d) or Section 10.1(e) of the Loan Agreement, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor.

               (b) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party. Debtor agrees that Secured Party shall not be obligated to give more than five (5) days written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all expenses of retaking, holding, preparing for sale, or the like, and all attorneys' fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

               (c) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

                                   ARTICLE VI

                                  Miscellaneous

         Section 6.01. No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

         Section 6.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

         Section 6.03. Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

         Section 6.04. Notices. All notices and other communications provided for in this Agreement shall be given as provided in the Loan Agreement.

         Section 6.05. Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. The venue of, and provisions regarding service of process in connection with any action or proceeding hereunder shall be determined as provided in the Loan Agreement.

         Section 6.06. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 6.07. Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

         Section 6.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 6.09. Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

         Section 6.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.12. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                        DEBTOR:

                                        SOUTH HAMPTON REFINING CO.


                                        By:
                                           ----------------------------------
                                           Nick Carter
                                           President


                                        SECURED PARTY:

                                        SOUTHWEST BANK OF TEXAS, N.A.


                                        By:
                                           ----------------------------------
                                             A. Stephen Kennedy
                                             Vice President

                               GUARANTY AGREEMENT


         WHEREAS, the execution of this Guaranty Agreement is a condition to SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Lender") making certain loans to SOUTH HAMPTON REFINING CO., a Texas corporation ("Borrower"), pursuant to that certain Loan Agreement dated as of September 30, 1999, between Borrower and Lender (such Loan Agreement, as it may hereafter be amended or modified from time to time, is hereinafter referred to as the "Loan Agreement");

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned, TEXAS OIL & CHEMICAL CO. II, INC., a Texas corporation (the "Guarantor"), hereby irrevocably and unconditionally guarantees to Lender the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined). This Guaranty Agreement shall be upon the following terms:

         1. The term "Guaranteed Indebtedness", as used herein means all of the "Obligations", as defined in the Loan Agreement. The term "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law. As of the date of this Guaranty Agreement, the Obligations include, but are not limited to, that certain promissory note in the original principal amount of $2,250,000.00, dated as of September 30, 1999, executed by Borrower and payable to the order of Lender, and all renewals, extensions and modifications thereof.

         2. This instrument shall be an absolute, continuing, irrevocable, and unconditional guaranty of payment and performance, and not a guaranty of collection, and Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against Lender or any other party, or which Guarantor may have against Borrower, Lender, or any other party, shall be available to, or shall be asserted by, Guarantor against Lender or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

         3. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

         4. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender without notice or demand in lawful currency of the United States of America and it shall not be necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. Until the Guaranteed Indebtedness is paid in full and a period of ninety (90) days has passed following such payment, Guarantor waives any and all rights it may now or hereafter have under any agreement or at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lender) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for payment of any or all of the Guaranteed Indebtedness for any payment made by Guarantor under or in connection with this Guaranty Agreement or otherwise.

         5. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by Guarantor hereunder forthwith on demand by Lender.

         6. Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness; (b) any partial release of the liability of Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness;
(c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness;
(e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Borrower, Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness; (k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (1) the failure of Lender to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or Guarantor.

         7. Guarantor represents and warrants to Lender as follows:

               (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition, or operations.

               (b) Guarantor has the corporate power, authority and legal right to execute, deliver, and perform its obligations under this Guaranty Agreement and this Guaranty Agreement constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

               (c) The execution, delivery, and performance by Guarantor of this Guaranty Agreement have been duly authorized by all requisite action on the part of Guarantor and do not and will not violate or conflict with the articles of incorporation or bylaws of Guarantor or any law, rule, or regulation or any order, writ, injunction or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties is bound.

               (d) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery or performance by Guarantor of this Guaranty Agreement or the validity or enforceability thereof.

               (e) The value of the consideration received and to be received by Guarantor as a result of Borrower and Lender entering into the Loan Agreement and Guarantor executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of Guarantor hereunder, and such liability and obligation and the Loan Agreement have benefited and may reasonably be expected to benefit Guarantor directly or indirectly.

         8. Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or Lender has any commitment under the Loan Agreement:

               (a) Guarantor will deliver to Lender the financial statements of Guarantor described in the Loan Agreement at the times required by the Loan Agreement.

               (b) Guarantor will furnish promptly to Lender written notice of the occurrence of any default under this Guaranty Agreement or an Event of Default under the Loan Agreement of which Guarantor has knowledge.

               (c) Guarantor will furnish promptly to Lender such additional information concerning Guarantor as Lender may request.

               (d) Guarantor will maintain the covenants contained in Article IX of the Loan Agreement.

         9. Upon the occurrence of an Event of Default (as defined in the Loan Agreement) Lender shall have the right to set off and apply against this Guaranty Agreement or the Guaranteed Indebtedness or both, at any time and without notice to Guarantor, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Lender to Guarantor whether or not the Guaranteed Indebtedness is then due and irrespective of whether or not Lender shall have made any demand under this Guaranty Agreement. In addition to Lender's right of setoff and as further security for this Guaranty Agreement and the Guaranteed Indebtedness, Guarantor hereby grants Lender a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of Guarantor now or hereafter on deposit with or held by Lender and all other sums at any time credited by or owing from Lender to Guarantor. The rights and remedies of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         10. No amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         11. This Guaranty Agreement is for the benefit of Lender and its successors and assigns, and in the event of an assignment of the Guaranteed Indebtedness, or any part thereof, the rights and benefits hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty Agreement is binding not only on Guarantor, but on Guarantor's successors and assigns.

         12. Guarantor recognizes that Lender is relying upon this Guaranty Agreement and the undertakings of Guarantor hereunder in making extensions of credit to Borrower under the Loan Agreement and further recognizes that the execution and delivery of this Guaranty Agreement is a material inducement to Lender in entering into the Loan Agreement. Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement.

         13. This Guaranty Agreement is executed and delivered as an incident to a lending transaction negotiated, consummated, and performable in Harris County, Texas, and shall be governed by and construed in accordance with the laws of the State of Texas. Except as provided in the Arbitration Agreement among Borrower, Guarantor, Lender and others (the "Arbitration Agreement"), any action or proceeding against Guarantor under or in connection with this Guaranty Agreement may be brought in any state or federal court in Harris County, Texas, and Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts, and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court. Guarantor agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the Loan Agreement. Except as provided in the Arbitration Agreement, nothing herein shall affect the right of Lender to serve process in any other matter permitted by law or shall limit the right of Lender to bring any action or proceeding against Guarantor or with respect to any of Guarantor's property in courts in other jurisdictions. Except as provided in the Arbitration Agreement, any action or proceeding by Guarantor against Lender shall be brought only in a court located in Harris County, Texas.

         14. Guarantor shall pay on demand all attorneys' fees and all other costs and expenses incurred by Lender in connection with the preparation, administration, enforcement, or collection of this Guaranty Agreement.

         15. Guarantor hereby waives promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

         16. The Loan Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) without affecting the validity or enforceability of this Guaranty Agreement. Any notices given hereunder shall be given in the manner provided by and to the addresses set forth in the Loan Agreement.

         17. Guarantor hereby represents and warrants to Lender that Guarantor has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and that Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

         18. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER. THIS GUARANTY AGREEMENT MAY NOT BE AMENDED EXCEPT IN WRITING BY GUARANTOR AND LENDER.

         DATED AND EXECUTED as of September 30, 1999.

                                        GUARANTOR:

                                        TEXAS OIL & CHEMICAL CO. II, INC.


                                        By:
                                           ----------------------------------
                                           Nick Carter
                                           President

                              ADVANCE REQUEST FORM


TO:      Southwest Bank of Texas, N.A.
         Five Post Oak Park
         4400 Post Oak Parkway
         Houston, Texas 77027
         Attention: A. Stephen Kennedy


Ladies and Gentlemen:

         The undersigned is an authorized representative of SOUTH HAMPTON REFINING CO. (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 30, 1999 between the Borrower and Southwest Bank of Texas, N.A. (the "Lender"). (Such Loan Agreement, as it may be amended is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

         Borrower hereby requests an Advance (the "Requested Advance") in the amount of $______________________ in accordance with the Loan Agreement.

         In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and correct:

               (a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

               (b) No Event of Default has occurred and is continuing or would result from the Requested Advance, and no event has occurred and is continuing or would result from the Requested Advance that, with the giving of notice or lapse of time or both, would be an Event of Default. Borrower acknowledges that if an Event of Default exists Lender is not obligated to fund the Requested Advance.

               (c) Since the date of the financial statements of Borrower most recently delivered to Lender pursuant to the Loan Agreement, there has been no Material Adverse Effect.

               (d) The amount of the Requested Advance, when added to the principal amount of all Advances outstanding, will not exceed the lesser of (i) the Borrowing Base minus the outstanding Letter of Credit Liabilities or (ii) the Commitment minus the outstanding Letter of Credit Liabilities.

               (e) Check one:

                                    The available amount under the Commitment
               --------------       has not changed since the available amount
                                    shown on the Borrowing Base Certificate most recently delivered to Lender which was dated as of ________________. The available amount shown on such Borrowing Base Certificate was $_________________.

                                    The available amount under the Commitment
               --------------       has changed since the available amount shown
                                    on the Borrowing Base Certificate last
                                    delivered to Lender, and attached hereto as Exhibit "A" is a Borrowing Base Certificate dated as of _________________, which shows the available amount under the Commitment as of such date. The information contained in such Borrowing Base Certificate is true and correct.

                           Advance Request Information

         1.       Available Amount [as shown on most
                  recent Borrowing Base Certificate
                  referred to above or Borrowing Base
                  Certificate attached hereto] ................ $
                                                                 -----------
         2.       Amount of Requested Advance  ................ $
                                                                  ----------

Dated as of:
             ---------------------

                                        BORROWER:

                                        SOUTH HAMPTON REFINING CO.


                                        By:
                                           -------------------------------
                                        Name:
                                              ----------------------------
                                        Title:
                                               ---------------------------

                                   Exhibit "A"

                    Borrowing Base Certificate, If Applicable

                           BORROWING BASE CERTIFICATE


TO:      Southwest Bank of Texas, N.A.
         Five Post Oak Park
         4400 Post Oak Parkway
         Houston, Texas 77027
         Attention: A. Stephen Kennedy


Ladies and Gentlemen:

         The undersigned is an authorized representative of SOUTH HAMPTON REFINING CO. (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 30, 1999 between the Borrower and Southwest Bank of Texas, N.A. (the "Lender"). (Such Loan Agreement, as it may be amended is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

         Pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements and information are true, complete and correct:

               (a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

               (b) No Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or lapse of time or both, would be an Event of Default. Borrower acknowledges that if an Event of Default exists Lender is not obligated to fund any request for an Advance.

               (c) Since the date of the financial statements of Borrower most recently delivered to Lender pursuant to the Loan Agreement, there has been no Material Adverse Effect.

               (d) The amount of the outstanding Advances does not exceed the lesser of (i) the Borrowing Base minus the outstanding Letter of Credit Liabilities or (ii) the Commitment minus the outstanding Letter of Credit Liabilities.

               (e) The total Eligible Accounts and Eligible Inventory referred to below represent the Eligible Accounts and Eligible Inventory that qualifies for purposes of determining the Borrowing Base under the Loan Agreement. Borrower represents and warrants that the information and calculations set forth below regarding the Eligible Accounts and Eligible Inventory and the Borrowing Base are true and correct in all material respects.

                          Calculation of Borrowing Base

         1.       Total Accounts .................................. $
                                                                    -------------
         2.       Ineligible Accounts

                  (a) more than 90 days past invoice date ......... $
                                                                    -------------
                  (b) accounts from officers, employees
                           subsidiaries or affiliates ............. $
                                                                    -------------
                  (c) conditional accounts ........................ $
                                                                    -------------
                  (d) foreign accounts ............................ $
                                                                    -------------
                  (e) accounts subject to dispute,
                           counterclaim, setoff or retainage ...... $
                                                                    -------------
                  (f) pre-billings or unearned income ............. $
                                                                    -------------
                  (g) accounts of insolvent or bankrupt
                           account debtors ........................ $
                                                                    -------------
                  (h) accounts of U.S. government ................. $
                                                                    -------------
                  (i) terms in excess of 30 days past
                           invoice date ........................... $
                                                                    -------------
                  (j) more than 20% over 89 days .................. $
                                                                    -------------
                  (k) more than 20% concentration ................. $
                                                                    -------------
                  Total ........................................... $
                                                                    -------------
         3.       Eligible Accounts
                   [line (1) minus line (2)] ...................... $
                                                                    -------------
         4.       80% of line (3) ................................. $
                                                                    -------------
         5.       Eligible Inventory .............................. $
                                                                    -------------
         6.       50% of line (5) ................................. $
                                                                    -------------
         7.       Lesser of line (6) or $750,000.00 ............... $
                                                                    -------------
         8.       Borrowing Base [sum of line (4) plus
                   line (7)] ...................................... $
                                                                    -------------
         9.       Commitment ...................................... $2,250,000.00

         10.      Lesser of line (8) or line (9) .................. $
                                                                    -------------
         11.      Amount of outstanding Advances .................. $
                                                                    -------------
         12.      Letter of Credit Liabilities .................... $
                                                                    -------------
         13.      Sum of line (11) plus line (12) ................. $
                                                                    -------------
         14.      Available Amount [line (10) minus
                   line (13)] ..................................... $
                                                                    -------------


               (f) Attached hereto as Schedule 1 is a list of Borrower's accounts receivable, designating Eligible Accounts, and showing all accounts receivable by customer name, the amount owing to Borrower and the age of each receivable.

               (g) Attached hereto as Schedule 2 is a list of Borrower's inventory, designating Eligible Inventory and showing all inventory by product type, volume and value.



Date:
     ---------------------

                                             BORROWER:

                                             SOUTH HAMPTON REFINING CO.


                                             By:
                                                ----------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                    Schedule 1 - List of Accounts Receivable

                     Schedule 2 - List of Eligible Inventory

                             NO DEFAULT CERTIFICATE


TO:      Southwest Bank of Texas, N.A.
         Five Post Oak Park
         4400 Post Oak Parkway
         Houston, Texas 77027
         Attention: A. Stephen Kennedy


Ladies and Gentlemen:

         The undersigned is an authorized representative of SOUTH HAMPTON REFINING CO. (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 30, 1999 between the Borrower and Southwest Bank of Texas, N.A. (the "Lender"). (Such Loan Agreement, as it may be amended is referred to as the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

         Pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certify that the following statements and information are true, complete and correct:

               (a) The representations and warranties contained in Article VI of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

               (b) No Event of Default has occurred and is continuing, and no event has occurred and is continuing that, with the giving of notice or lapse of time or both, would be an Event of Default.

               (c) Together with this certificate, and as required by the Loan Agreement, Borrower has delivered to Lender the most current quarterly financial statements of Guarantor dated _________________________ (the "Current Financial Statements"). Since the date of the Current Financial Statements, there has been no Material Adverse Effect.

               (d) The amount of the outstanding Advances plus the Letter of Credit Liabilities does not exceed the lesser of the Borrowing Base or the Commitment.

               (e) Set forth below are calculations showing Guarantor's status of compliance with the covenants contained in Article IX of the Loan Agreement. Borrower represents and warrants that the information and calculations set forth below are true and correct in all respects.

                         Calculations Showing Compliance

                                 With Article IX


         Section 9.1 - Current Ratio:

         Calculation:

                  1.       Current Assets                      $
                                                               --------------
                  2.       Current Liabilities                 $
                                                               --------------
                  3.       Current Ratio [line (1)
                           divided by line (2)]                $
                                                               --------------

         Required:

         Not less than 1.10 to 1.00


         Section 9.2 - Tangible Net Worth:

         Calculation:

                  1.       Stockholders' equity                $
                                                               --------------
                  2.       Subordinated Debt                   $
                                                               --------------
                  3.       Line (1) plus line (2)              $
                                                               --------------
                  4.       Intangible Assets
                                                               $
                           ------------                        --------------
                                                               $
                           ------------                        --------------
                                                               $
                           ------------                        --------------
                              Total                            $
                                                               --------------
                  5.       Tangible Net Worth [line
                           (3) minus line (4)]                 $
                                                               --------------

         Required:

         $5,600,000.00 plus fifty percent (50%) of Net Income subsequent to June 30, 1999.

         $5,600,000.00 plus $________________ = $_______________

         Section 9.3 - EBITDA

         EBITDA

         1.       Net Income
                  (a)      This quarter                       $
                                                              --------------
                  (b)      First preceding quarter            $
                                                              --------------
                  (c)      Second preceding quarter           $
                                                              --------------
                  (d)      Third preceding quarter            $
                                                              --------------
                  (e)           Total                         $
                                                              --------------
         2.       Non Cash Charges
                  (a)      This quarter                       $
                                                              --------------
                  (b)      First preceding quarter            $
                                                              --------------
                  (c)      Second preceding quarter           $
                                                              --------------
                  (d)      Third preceding quarter            $
                                                              --------------
                  (e)           Total                         $
                                                              --------------
         3.       Interest Expense
                  (a)      This quarter                       $
                                                              --------------
                  (b)      First preceding quarter            $
                                                              --------------
                  (c)      Second preceding quarter           $
                                                              --------------
                  (d)      Third preceding quarter            $
                                                              --------------
                  (e)           Total                         $
                                                              --------------
         4.       Cash Taxes
                  (a)      This quarter                       $
                                                              --------------
                  (b)      First preceding quarter            $
                                                              --------------
                  (c)      Second preceding quarter           $
                                                              --------------
                  (d)      Third preceding quarter            $
                                                              --------------
                  (e)           Total                         $
                                                              --------------
         5.       EBITDA - Sum of line 1(e) plus
                  line 2(e) plus line 3(e)
                  plus line 4(e)                              $
                                                              --------------
         Section 9.3 - Capital Expenditures

         Calculation:

         Capital Expenditures to Date                         $
                                                              --------------
         Required:

         Not more than $2,000,000.00

Date:
     ------------------------
                                             BORROWER:

                                             SOUTH HAMPTON REFINING CO.


                                             By:
                                                -----------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------

                              ARBITRATION AGREEMENT


         Re: Loan in the principal amount of $2,250,000.00 dated September 30, 1999, from SOUTHWEST BANK OF TEXAS, N.A. to SOUTH HAMPTON REFINING CO., and all renewals, increases, extensions, modifications and substitutions thereof.

In consideration of the premises and the mutual agreements herein, the undersigned agree as follows:

Binding Arbitration. Notwithstanding any provision in any Documents (defined below) to the contrary, upon the request of any of the undersigned (collectively called the "parties" and individually called a "party"), whether made before or after the institution of any legal proceeding, any action, dispute, claim or controversy of any kind (for example, whether in contract or in tort, under statutory or common law, or legal or equitable) now existing or hereafter arising between or among the parties in any way arising out of, pertaining to or in connection with (1) the referenced Loan, any related agreements, documents, or instruments (collectively, the "Documents") or any transaction contemplated thereby, before or after maturity, or (2) any aspect of the past or present relationships of the parties to the Documents shall be resolved by mandatory and binding arbitration in accordance with the terms of this Arbitration Agreement. The occurrence of any of the foregoing matters shall be referred to as a "Dispute." Any party to this Arbitration Agreement may bring by summary proceedings (for example, a plea in abatement or motion to stay further proceedings) an action in court to compel arbitration of any Dispute.

Governing Rules. Notwithstanding any provision in any Documents to the contrary, all Disputes between the parties shall be resolved by mandatory and binding arbitration administered by the American Arbitration Association (the "AAA") pursuant to the Federal Arbitration Act (Title 9 of the United States Code) in accordance with this Arbitration Agreement and the Commercial Arbitration Rules of the AAA. If Title 9 of the United States Code is inapplicable to any such claim or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with this Arbitration Agreement and the Commercial Arbitration Rules of the AAA. To the extent that any inconsistency exists between this Arbitration Agreement and such statutes and rules, this Arbitration Agreement shall control. Judgment upon the award rendered by the arbitrators may be entered in and enforced by any court having jurisdiction and in accordance with the practice of such court; provided, however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C.Section 91, Texas Banking Code art. 342-609 or 342-705, or any other protection provided banks by the laws of Texas or the United States.

No Waiver; Preservation of Remedies. No provision of, nor the exercise of any rights under, this Arbitration Agreement shall limit the right of any party to employ other remedies, including, without limitation, (1) foreclosing against any real or personal property collateral or other security by the exercise of a power of sale under a deed of trust, mortgage, or other security agreement or instrument, or applicable law, (2) exercising self-help remedies (including without limitation set-off rights), or (3) obtaining provisional or ancillary remedies such as, without limitation, injunctive relief, sequestration, attachment, garnishment, or the appointment of a receiver from a court having jurisdiction before, during, or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief, pursuit of provisional or ancillary remedies, or exercise of self-help remedies shall not constitute a waiver of the right of any party, including without limitation, the plaintiff, to submit any Dispute to arbitration nor render inapplicable the compulsory arbitration provisions hereof.

In Disputes involving indebtedness or other monetary obligations, each party agrees that the other party may proceed against all liable persons, jointly and severally, or against one or more of them, being less than all, without impairing rights against other liable persons. Nor shall a party be required to join any principal obligor or any other liable persons (including, without limitation, sureties or guarantors) in any proceeding against a particular person. A party may release or settle with one or more liable persons as the party deems fit without releasing or impairing rights to proceed against any persons not so released.

Arbitration Proceeding. All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding. Any attorney-client privilege and other protection against disclosure of confidential information, including, without limitation, any protection afforded the work product of any attorney, that could otherwise be claimed by any party shall be available to and may be claimed by any such party in any arbitration proceeding. No party waives any attorney-client privilege or any other protection against disclosure of confidential information by reason of anything contained in or done pursuant to or in connection with this Arbitration Agreement. Any arbitration proceeding shall be conducted in Harris County, Texas by a panel of three arbitrators each having substantial experience and recognized expertise in the field or fields of the matter(s) in dispute.

Other Matters. This Arbitration Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior discussions, arrangements, negotiations, and other communications on dispute resolution. The provisions of this Arbitration Agreement shall survive any termination, amendment or expiration of the Documents unless the parties otherwise expressly agree in writing. This Arbitration Agreement may be amended, changed or modified only by the express provisions of a writing which specifically refers to this Arbitration Agreement and which is signed by all parties. If any provision of this Arbitration Agreement shall be unenforceable, unlawful or invalid in any respect, then such provision shall be deemed severable from the remaining provisions and the enforceability, lawfulness and validity of the remaining provisions will not be affected or impaired. This Arbitration Agreement shall inure to the benefit of and bind the heirs, representatives, trustees, successors and assigns of the parties. The captions or headings in this Arbitration Agreement are for convenience only and shall not be dispositive in interpreting or construing any of this Arbitration Agreement.

         DATED AND EXECUTED as of September 30, 1999.


                                             BORROWER:

                                             SOUTH HAMPTON REFINING CO.


                                             By:
                                                -------------------------------
                                                Nick Carter
                                                President



                                             GUARANTOR:



                                             TEXAS OIL & CHEMICAL CO. II, INC.


                                             By:
                                                -------------------------------
                                                Nick Carter
                                                President



                                             LENDER:

                                             SOUTHWEST BANK OF TEXAS, N.A.


                                             By:
                                                -------------------------------
                                                A. Stephen Kennedy
                                                Vice President

                        TEXAS OIL & CHEMICAL CO. II, INC.

                            CERTIFICATE OF SECRETARY


         I, Connie Cook, certify that I am the duly elected, qualified and acting Secretary of TEXAS OIL & CHEMICAL CO. II, INC., a Texas corporation (the "Corporation"), and that I am authorized to execute and deliver this certificate, and I do hereby further certify as follows:

         1. Resolutions. The following resolutions have been duly adopted at a meeting (duly convened where a quorum of directors was present) of, or by the unanimous written consent of, the Board of Directors of the Corporation, and none of such resolutions have been amended or revoked, and all of such resolutions are now in full force and effect:

                  "WHEREAS, it is proposed that South Hampton Refining Co., a Texas corporation ("Borrower"), borrow $2,250,000.00 from Southwest Bank of Texas, N.A. ("Lender") pursuant to a Loan Agreement (the "Loan Agreement"); and

                  "WHEREAS, it is proposed that, as security for full and complete performance and payment of the indebtedness of Borrower pursuant to the Loan Agreement, the Corporation execute and deliver to Lender a Guaranty Agreement (the "Guaranty"), pursuant to which the Corporation will guarantee all obligations of Borrower to Lender, now existing or hereafter arising;

                  "WHEREAS, the proposed Guaranty and Loan Agreement have been submitted to, and reviewed by, each of the directors of the Corporation;

                  "NOW, THEREFORE, RESOLVED, that in the judgment of the directors of the Corporation (a) the value of the consideration received and to be received by the Corporation, as a result of Borrower and Lender entering into the Loan Agreement is reasonably worth at least as much, as the liability and obligation of the Corporation under the Guaranty and (b) such liability and obligation may reasonably be expected to benefit, directly or indirectly, the Corporation; and further

                  "RESOLVED, that the form and content of the Loan Agreement in substantially the form submitted to each director are hereby approved, and further

                  RESOLVED, that the form and content of the Guaranty as exhibited to each director and with such changes as are hereinafter authorized, are hereby approved; and further

                  "RESOLVED that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute and deliver to Lender the Guaranty in substantially the form approved by these resolutions, with such amendments or changes thereto as the officer so acting may approve, such approval to be conclusively evidenced by his execution and delivery of the same; and further

                  "RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute such other instruments and documents, including the Arbitration Agreement, and to take such other actions as the officer so acting deems necessary or desirable to effectuate the transactions contemplated by these resolutions; and further

                  "RESOLVED, that the Secretary and any Assistant Secretary of the Corporation is hereby authorized on behalf of the Corporation to certify and attest any documents which he may deem necessary or appropriate to consummate the transactions contemplated by these resolutions provided that such attestation shall not be required for the validity of any document; and further

                  "RESOLVED, that any and all actions taken by any of the officers or representatives of the Corporation, for and on behalf and in the name of the Corporation, with the Lender prior to the adoption of these resolutions, including, but not limited to, the negotiation of the Guaranty and the Loan Agreement, are hereby ratified, confirmed, and approved in all respects for all purposes."

         2. Incumbency. The, following named persons are duly elected or appointed, acting, and qualified officers of the Corporation holding at the date hereof the offices set forth opposite their respective names, and the signatures appearing opposite their respective names are their genuine signatures.


             NAME                             TITLE                                  SPECIMEN SIGNATURE
             ----                             -----                                  ------------------

          Nick Carter                        President                               ------------------

          Connie Cook                        Secretary                               ------------------

         3. By-Laws. Attached hereto is a true and complete copy of the By-Laws of the Corporation, which By-Laws have not been amended (except as reflected in any attachments hereto) or revoked and are now in full force and effect.

         4. Articles of Incorporation. Attached hereto is a true and complete copy of the Articles of Incorporation of the Corporation, which Articles of Incorporation have not been amended (except as reflected in any attachments hereto) or revoked and are now in full force and effect.

         IN WITNESS WHEREOF, I have duly executed this certificate as of _________________________ _____, 1999.


                                             -----------------------------------
                                             Secretary



         I, Nick Carter, President of the Corporation, do hereby certify that Connie Cook is the duly elected and qualified Secretary of the Corporation and the signature appearing opposite his name is his genuine signature.

         DATED:   As of _________________________ _____, 1999.


                                             -----------------------------------
                                             President

                           SOUTH HAMPTON REFINING CO.

                            CERTIFICATE OF SECRETARY


         I, Connie Cook, hereby certify that I am the duly elected, qualified, and acting Secretary of SOUTH HAMPTON REFINING CO., a Texas corporation (the "Corporation"), and that I am authorized to execute and deliver this certificate, and I do hereby further certify as follows:

         1. Resolutions. The following resolutions have been duly adopted at a meeting (duly convened where a quorum of directors was present) of, or by the unanimous written consent of, the Board of Directors of the Corporation, and such resolutions have not been amended or revoked, and are now in full force and effect:

                  "RESOLVED, that the form and content of the Loan Agreement (the "Loan Agreement") to be entered into by the Corporation and Southwest Bank of Texas, N.A. (the "Bank"), in the form of drafts exhibited to each director, with such changes as are hereinafter authorized, and the transactions contemplated thereby, including the borrowing by the Corporation from the Bank of $2,250,000.00 in the form of a revolving credit loan, such borrowing to be evidenced by a promissory note (the "Note") in the principal amount of $2,250,000.00, made by the Corporation and payable to the order of the Bank, are hereby approved; and further

                  "RESOLVED, that the form and content of the following documents:

                           (1) The Note;

                           (2) The Security Agreement (herein so called),
                  pursuant to which Corporation grants to the Bank a security interest in, among other things, all of its accounts receivable and inventory; and

                           (3) The Arbitration Agreement (herein so called)
                  pursuant to which the Corporation agrees to arbitrate all disputes between itself and the Bank;

         as exhibited to each director and with such changes as are hereinafter authorized, are hereby approved; and further

                  "RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the

         Corporation, to execute and deliver to the Bank the Loan Agreement, the Note, the Security Agreement and the Arbitration Agreement in substantially the form approved by these resolutions, with such amendments or changes thereto as the officer so acting may approve, such approval to be conclusively evidenced by his execution and delivery of the same; and further

                  "RESOLVED, that the President or any Vice President of the Corporation is hereby authorized, on behalf of the Corporation, to execute such other instruments and documents, and to take such other actions as the officer so acting deems necessary or desirable to effectuate the transactions contemplated by these resolutions; and further

                  "RESOLVED, that the Secretary or any Assistant Secretary of the Corporation is hereby authorized, on behalf of the Corporation, to certify and attest any documents which he may deem necessary or appropriate to consummate the transactions contemplated by these resolutions; provided that such attestation shall not be required for the validity of any such documents; and further

                  "RESOLVED, that any and all actions taken by any of the officers or representatives of the Corporation, for and on behalf and in the name of the Corporation, with the Bank prior to the adoption of these resolutions, including, but not limited to, the negotiation of the Loan Agreement, the Note, the Security Agreement and the Arbitration Agreement, are hereby ratified, confirmed, and approved in all respects for all purposes."

         2. Incumbency. The following named persons are duly elected or appointed, acting, and qualified officers of the Corporation holding at the date hereof the offices set forth opposite their respective names, and the signatures appearing opposite their respective names are their genuine signatures:


             NAME                             TITLE                        SPECIMEN SIGNATURE
             ----                             -----                        ------------------

          Nick Carter                       President                  ---------------------------

          Connie Cook                       Secretary                  ---------------------------

         3. By-Laws. Attached hereto is a true and complete copy of the By-Laws of the Corporation, which By-Laws have not been amended (except as reflected in any attachments hereto) or revoked and are now in full force and effect.

         4. Articles of Incorporation. Attached hereto is a true and complete copy of the Articles of Incorporation of the Corporation, which Articles of Incorporation have not been amended (except as reflected in any attachments hereto) or revoked and are now in full force and effect.

         IN WITNESS WHEREOF, I have duly executed this certificate as of _________________________ _____, 1999.


                                             -----------------------------------
                                             Secretary



         I, Nick Carter, President of the Corporation, do hereby certify that Connie Cook is the duly elected and qualified Secretary of the Corporation and the signature appearing opposite his name is his genuine signature.

         DATED:   As of _________________________ _____, 1999.


                                             -----------------------------------
                                             President

                   UNIFORM COMMERCIAL CODE FINANCING STATEMENT
                                    (UCC-1 )

FOR FILING OFFICER ONLY:

Return copy or recorded original to:

A. Stephen Kennedy
Southwest Bank of Texas, N.A.
Five Post Oak Park
4400 Post Oak Parkway
Houston, Texas 77027

THIS FINANCING STATEMENT IS PRESENTED TO A FILING OFFICER FOR FILING PURSUANT TO THE UNIFORM COMMERCIAL CODE:

1.       Debtor - Name and Mailing Address:

         South Hampton Refining Co.
         P.O. Box 1636
         Silsbee, Texas  77656

2.       Secured Party - Name and Mailing Address:

         Southwest Bank of Texas, N.A.
         Five Post Oak Park
         4400 Post Oak Parkway
         Houston, Texas 77027

3. This Financing Statement covers the following types (or items) of property of Debtor, whether now owned or existing or hereafter arising or acquired and wherever located:

         See Exhibit "A" attached hereto.

4.       Proceeds of Collateral are also covered.

5.       Number of additional sheets presented: One.

SIGNATURE OF DEBTOR:                               SIGNATURE OF SECURED PARTY:



SOUTH HAMPTON REFINING CO.                         SOUTHWEST BANK OF TEXAS, N.A.



By:                                                By:
   -----------------------                            -------------------------
     Nick Carter                                          A. Stephen Kennedy
     President                                            Vice President

                                   Exhibit "A"



                  (a) all of its accounts, accounts receivable, contract rights and general intangibles, and all instruments, documents, chattel paper and funds on deposit with Secured Party arising therefrom, whether now owned or hereafter acquired, including, without limitation, all lease receivables and note receivables, all cash, notes, drafts and acceptances arising therefrom, all returned and repossessed goods arising from or relating to any such accounts, or other proceeds of any sale, lease or other disposition of inventory, and all proceeds (including insurance proceeds) and products thereof; and

                  (b) all of its inventory, whether now owned or hereafter acquired, including, without limitation, all of its inventory of natural gasoline and finished plant products and other tangible personal property held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in Debtor's trade or business and all additions, accessions, substitutions, attachments and replacements thereto and all contracts with respect thereto and all documents of title evidencing or representing any part thereof and all products and proceeds (including insurance proceeds) thereof.


                                      -2-